UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 14, 2014, our wholly-owned subsidiary, Lex-Gen Woodlands, L.P. (“Lex-Gen Woodlands”), entered into a Real Estate Purchase and Sale Agreement (the “Agreement”) with Griffin Partners, Inc. (“Griffin Partners”).
Under the Agreement, we agreed to sell our facilities in The Woodlands, Texas (the “Property”) to Griffin Partners for a purchase price of $24.5 million. Such sale is subject to normal and customary closing conditions, including a study period, which extends until December 19, 2014, during which Griffin Partners may conduct inspections, analyses and other studies of the Property and may terminate the Agreement in its discretion. We and Griffin Partners have also agreed to use good faith efforts to negotiate and enter into a short-term leaseback of a portion of the Property concurrently with closing.
We intend to enter into a long-term lease for alternative facilities in The Woodlands, Texas appropriate for our ongoing operations and consistent with our strategy to reduce facilities costs.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	—	Real Estate Purchase and Sale Agreement, dated November 14, 2014, between Lex-Gen Woodlands, L.P. and Griffin Partners, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: November 14, 2014	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	—	Real Estate Purchase and Sale Agreement, dated November 14, 2014, between Lex-Gen Woodlands, L.P. and Griffin Partners, Inc.